Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Dave Spille	Warren Brown
VP, Investor Relations	VP, Strategic Communications
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9746
davespille@deltek.com	warrenbrown@deltek.com

DELTEK REPORTS Q2 LICENSE REVENUE OF

$22 MILLION, A 17% INCREASE

Record Total Revenues of $77 Million Increase 13% Year-Over-Year

HERNDON, Va. – August 7, 2008 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, today announced financial results for its second quarter ended June 30, 2008.

License revenue for the second quarter of 2008 was $22.1 million, an increase of 17% from the second quarter of 2007. Q2 consulting services revenue increased 13% to $22.3 million, and maintenance and support revenue increased 11% to $28.3 million from the prior year period. Other revenue, which primarily consisted of revenue from Deltek Insight our annual customer conference, increased 7% to $4.6 million. Total revenue for Q2 2008 increased 13% from Q2 2007 to $77.4 million, a new Company record.

GAAP net income for the second quarter of 2008 increased 21% to $5.4 million, or $0.12 per diluted share, compared to $4.5 million, or $0.11 per diluted share, in the second quarter of 2007.

Non-GAAP net income for the second quarter of 2008 increased 20% to $7.5 million, or $0.17 per diluted share, compared to $6.2 million, or $0.15 per diluted share, in the second quarter of 2007. Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

“Our strong Q2 license revenue, total revenue and profitability were driven by double digit license revenue growth in both the government contracting and A&E markets combined with increased operational focus across the Company,” said Kevin Parker, president and CEO of Deltek. “Our continued strength in the government contracting business is a direct result of our industry-leading position and a strong government spending environment, benefiting our customers. Our license revenue in the A&E market also grew significantly as a result of improved execution and focused sales and marketing initiatives, driving new sales to our installed base. Demand for our products remains strong due to the diverse nature of the companies we serve.”

During the quarter, Deltek made several important product announcements, including:

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The release of Deltek Performance Management Suite – This new project-focused business intelligence offering provides Deltek customers increased visibility into their businesses and projects. Its intuitive user interface enables people across the organization – from the CFO to individual project and sales managers – to create their own customized reports without the help of their IT departments. With minimal implementation effort and significantly reduced IT resource requirements, the Deltek Performance Management Suite provides world-class project and business management capabilities with a very low total cost of ownership.

•

The release of wInsight 6.4, the newest addition to Deltek’s best-in-class Enterprise Project Management suite. wInsight 6.4 includes faster, streamlined reporting capabilities and unique DCMA “trip-wire” technology, which enables organizations to identify and quickly resolve potential project problems before they occur. These brand new early warning indicators provide real-time visibility into every project a company is managing, helping companies avoid audit surprises and better meet their earned value reporting requirements.

•

The launch of GCS Premier 5.0, the market-leading project-focused accounting solution for small and medium-sized government contractors. This version introduces a new user interface that makes navigation faster and easier, improving user efficiency and assuring compliance. In addition, the new Premier Billing feature embeds functionality within Microsoft Excel 2007 to streamline billing processes. With GCS Premier 5.0, customers will benefit from greatly reduced billing times and improved cash flow due to increased billing accuracy.

•

The release of Earned Value Essentials, a unique combination of technology and services that enable rapid deployment of sophisticated EVM capabilities to program management teams. By leveraging an organization’s existing investment in project scheduling and cost accounting, the EV Essentials solution offers everything needed – from technology to training and processes – to enable an organization’s adoption and implementation of earned value management capabilities. Earned Value Essentials helps new adopters of EVM to get up and running quickly, increasing their return on investment and accelerating deployment and compliance.

In May, Deltek held its annual Insight customer conference, which attracted a record number of attendees, including nearly 3,500 business leaders and partner participants, who are involved in winning, planning, executing and managing projects of all sizes and types. The event showcased several major product announcements, the addition of new channel and technology partners, and the debut of the Deltek Project Excellence Awards, which recognize customers that achieve superior business performance through their use of Deltek products.

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Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s second quarter results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. The conference call also will be available via webcast at http://investor.deltek.com. Those unable to participate in the live call may hear a rebroadcast by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America. The confirmation number is 55235400. The rebroadcast and the webcast will be available for replay through August 14, 2008.

About Deltek

Deltek (NASDAQ: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Non-GAAP operating income is defined as GAAP operating income before the pre-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, New Mountain Capital fees and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures enhance their overall understanding of the Company’s financial performance and the prospects for the future of the Company’s ongoing business operations. The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

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Adjusted EBITDA is also used as the basis for the Company’s calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,859	$17,091
Accounts receivable, net of allowance of $2,397 and $2,866 at June 30, 2008 and December 31, 2007, respectively	50,343	55,663
Deferred income taxes	4,246	5,027
Prepaid expenses and other current assets	5,712	7,104
Income taxes receivable	3,138	—

TOTAL CURRENT ASSETS	96,298	84,885
PROPERTY AND EQUIPMENT, NET	15,651	13,575
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	2,021	2,399
LONG-TERM DEFERRED INCOME TAXES	2,705	354
INTANGIBLE ASSETS, NET	11,324	13,132
GOODWILL	50,613	50,082
OTHER ASSETS	2,676	3,253

TOTAL ASSETS	$181,288	$167,680

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$1,493	$498
Accounts payable and accrued expenses	32,972	33,310
Accrued liability for redemption of stock in recapitalization	569	569
Deferred revenues	22,651	22,046
Income taxes payable	—	729

TOTAL CURRENT LIABILITIES	57,685	57,152
LONG-TERM DEBT	191,820	192,815
OTHER TAX LIABILITIES	753	551
OTHER LONG-TERM LIABILITIES	3,297	3,350

TOTAL LIABILITIES	253,555	253,868
SHAREHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; issued and outstanding, 0 and 100 shares at June 30, 2008 and December 31, 2007, respectively	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 43,108,349 and 43,046,523 shares at June 30, 2008 and December 31, 2007, respectively	43	43
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 and 100 shares at June 30, 2008 and December 31, 2007, respectively	—	—
Additional paid-in capital	171,906	167,527
Accumulated deficit	(243,980)	(253,424)
Accumulated other comprehensive deficit	(236)	(334)

TOTAL SHAREHOLDERS’ DEFICIT	(72,267)	(86,188)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$181,288	$167,680

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES:
Software license fees	$22,132	$18,839	$39,139	$38,649
Consulting services	22,324	19,781	46,590	38,270
Maintenance and support services	28,286	25,406	56,351	49,375
Other revenues	4,623	4,332	4,639	4,529

Total revenues	77,365	68,358	146,719	130,823

COST OF REVENUES:
Cost of software license fees	1,687	2,011	3,267	4,230
Cost of consulting services	19,192	17,918	39,355	33,416
Cost of maintenance and support services	4,799	3,883	10,426	7,749
Cost of other revenues	4,875	4,834	5,107	5,012

Total cost of revenues	30,553	28,646	58,155	50,407

GROSS PROFIT	46,812	39,712	88,564	80,416

Research and development	11,558	10,457	22,949	20,693
Sales and marketing	13,413	10,069	25,716	20,597
General and administrative	8,379	7,224	15,940	14,343
Restructuring charge	1,052	—	1,052	—

Total operating expenses	34,402	27,750	65,657	55,633

INCOME FROM OPERATIONS	12,410	11,962	22,907	24,783
Interest income	193	76	450	168
Interest expense	(2,480)	(4,635)	(5,954)	(9,233)
Other (expense) income, net	(164)	(51)	(201)	35

INCOME BEFORE INCOME TAXES	9,959	7,352	17,202	15,753
Income tax expense	4,536	2,886	7,758	6,183

NET INCOME	$5,423	$4,466	$9,444	$9,570

EARNINGS PER SHARE
Basic	$0.13	$0.11	$0.22	$0.24

Diluted	$0.12	$0.11	$0.21	$0.23

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	43,104	39,440	43,081	39,424

Diluted weighted average shares	44,244	41,155	44,366	41,030

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,444	$9,570
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	489	688
Depreciation and amortization	4,597	4,468
Amortization of debt issuance costs	396	439
Stock-based compensation expense	3,693	2,256
Employee stock purchase plan expense	130	—
Restructuring charge, net	495	—
Loss on disposal of fixed assets	321	—
Deferred income taxes	(1,564)	(2,515)

Change in assets and liabilities:
Accounts receivable, net	4,888	3,814
Prepaid expenses and other assets	1,509	(2,546)
Accounts payable and accrued expenses	(1,379)	(1,017)
Income taxes payable/receivable	(3,768)	(300)
Excess tax benefit from stock option exercises	(59)	—
Other tax liabilities	202	17
Other long-term liabilities	(303)	(180)
Deferred revenues	804	(1,519)

Net Cash Provided by Operating Activities	19,895	13,175

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	—	(5,344)
Purchase of property and equipment	(4,295)	(3,458)
Capitalized software development costs	(261)	(412)

Net Cash Used in Investing Activities	(4,556)	(9,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	—	37
Proceeds from exercise of stock options	192	—
Excess tax benefit from stock option exercises	59	—
Proceeds from issuance of stock under employee stock purchase plan	305	—
Offering costs paid for 2007 sale of common stock in initial public offering	(275)	—
Redemption of stock and shareholder payments in recapitalization	—	(4,780)
Proceeds from the issuance of debt	—	10,500
Repayment of debt	—	(14,075)

Net Cash Provided by (Used in) Financing Activities	281	(8,318)

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	148	(18)

NET INCREASE IN CASH AND CASH EQUIVALENTS	15,768	(4,375)
CASH AND CASH EQUIVALENTS––Beginning of period	17,091	6,667

CASH AND CASH EQUIVALENTS––End of period	$32,859	$2,292

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Income (GAAP Basis)	$5,423	$4,466	$9,444	$9,570
Income Tax Expense	4,536	2,886	7,758	6,183

Pre-Tax Income (GAAP Basis)	$9,959	$7,352	$17,202	$15,753
Adjustments:
NMC Advisory and Transaction Fees	—	125	—	250
Stock-based Compensation	1,396	1,351	3,693	2,256
Recapitalization Retention Expense	125	202	294	408
Amortization of Acquired Intangibles	831	1,221	1,835	2,239
Restructuring Charge	1,052	—	1,052	—

Adjusted Pre-Tax Income	13,363	10,251	24,076	20,906

Less: Adjusted Income Tax Expense	5,877	4,028	10,466	8,213

Non-GAAP Net Income	$7,486	$6,223	$13,610	$12,693

Non-GAAP Earnings Per Share (diluted)	$0.17	$0.15	$0.31	$0.31

Weighted Average Shares	44,244	41,155	44,366	41,030

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Income - GAAP	$12,410	$11,962	$22,907	$24,783
Plus: Stock-based Compensation and Recapitalization Retention Expense	1,521	1,553	3,987	2,664
Plus: Amortization of Acquired Intangibles	831	1,221	1,835	2,239
Plus: NMC Advisory and Transaction Fees	—	125	—	250
Plus: Restructuring Charge	1,052	—	1,052	—

Operating Income - Non-GAAP	$15,814	$14,861	$29,781	$29,936

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Income (GAAP Basis)	$5,423	$4,466	$9,444	$9,570
NMC Advisory and Transaction Fees	—	125	—	250
Stock-based Compensation	1,396	1,351	3,693	2,256
Recapitalization Retention Expense	125	202	294	408
Depreciation	1,104	738	2,124	1,439
Amortization	1,150	1,620	2,473	3,029
Interest Expense, net	2,287	4,559	5,504	9,065
Income Tax Provision	4,536	2,886	7,758	6,183
Restructuring Charge	1,052	—	1,052	—

Adjusted EBITDA	$17,073	$15,947	$32,342	$32,200

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of Software License Fees	$1	$1	$2	$2
Cost of Consulting Services	341	270	743	468
Cost of Maintenance and Support Services	(367)	39	(106)	70
Research and Development	386	379	920	656
Sales and Marketing	402	306	866	510
General and Administrative	758	558	1,562	958

Total	$1,521	$1,553	$3,987	$2,664

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of Software License Fees	$255	$427	$685	$853
Cost of Consulting Services	20	16	39	16
Cost of Maintenance and Support Services	—	—	—	—
Research and Development	—	160	—	160
Sales and Marketing	537	600	1,074	1,174
General and Administrative	19	18	37	36

Total	$831	$1,221	$1,835	$2,239

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of Software License Fees	$576	$828	$1,327	$1,647
Cost of Consulting Services	395	240	753	466
Cost of Maintenance and Support Services	125	74	254	151
Research and Development	264	359	520	554
Sales and Marketing	763	728	1,494	1,430
General and Administrative	131	129	249	220

Total	$2,254	$2,358	$4,597	$4,468